Exhibit10.14

December 20, 2005

Mr. Anil Kamath
102 Keeton Lane
Cary, NC 27511
Reference Number: 20051245

Re:	Letter Agreement Extending Employment Agreement

Dear Mr. Kamath:

Pursuant Section 1 of the Employment Agreement entered into between you (“Employee”) and Smart Online, Inc. (the “Company”), dated May 1, 2004 (the “Employment Agreement”), the Employment Agreement may be extended for additional periods of up to one (1) year by written notice to you not less than ninety (90) days prior to expiration of the Employment Agreement. The Employment Agreement is scheduled to expire on December 31, 2005 (the “Expiration Date”). In connection therewith, the Company and Employee wish to extend the Employment Agreement for an additional one (1) year period from the Expiration Date. Therefore, Company and Employee agree as follows:

1.  Company and Employee agree to waive the ninety (90) day notice requirement for extension of the Employment Agreement under Section 1 thereof.

2.  Company and Employee agree to a one (1) year extension of the Employment Agreement, with the renewal period beginning on January 1, 2006 and expiring December 31, 2006.

3.  All other terms and conditions of the Employment Agreement shall remain in full force and effect.

By executing this letter agreement in the space provided below, you are agreeing to the terms and conditions set forth above.

Sincerely yours, /s/ Michael Nouri Michael Nouri CEO, President

Anil Kamath

/s/ Anil Kamath
Dated: